UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

August 9, 2010

Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA  92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement.

On August 9, 2010, ChinaTel Group, Inc., a Nevada corporation and the Registrant responsible for the filing of this Form 8-K (“ChinaTel”) and ZTE Corporation., a Peoples Republic of China corporation (“ZTE”) and global provider of telecommunications equipment and network solutions, entered into a Memorandum of Understanding of Global Strategic Cooperation (“MOU”), the material terms of which are as follows:

•
ChinaTel and ZTE shall establish a working group of individuals representing both parties who shall identify projects in key markets throughout the world in which the parties desire to have a mutually beneficial working arrangement.  The working group shall conduct market research and technological evaluation and report recommendations to the senior management of both companies regarding potential projects.  If ChinaTel selects a particular project, ChinaTel and ZTE shall jointly develop business plans to determine financial viability, execute design concepts, and roll out completed products and solutions, including manufacturing, marketing and sales, all with the goal to expand the reach of wireless broadband access.

•
For a period of three years, ZTE shall be ChinaTel’s preferred and primary provider of customized equipment, software, consumer products, operational services and financing for high speed wireless broadband telecommunications networks ChinaTel is deploying in the PRC, Peru, and other markets ChinaTel enters in the future.  ZTE shall treat ChinaTel as its preferred customer in the supply of equipment, consumer products, operational services, solutions and financing.  ZTE shall provide ChinaTel technical support for developing and upgrading applications and guaranteeing the quality and reliability of these applications. ZTE and ChinaTel shall cooperate in the areas of voice, voice mobility, broadband wireless access, internet of things and other wireless telecommunications technology.

•
ZTE shall offer ChinaTel a favorable vendor financing proposal for each project and use its best efforts to facilitate ChinaTel’s applications for debt financing by banks with which ZTE has relationships.

•	ChinaTel and ZTE shall invest equally in integrated programs of after-sales service of equipment, consumer products, operational services and solutions they jointly develop for third parties.

•
Any intellectual property owned by either party shall belong to that party.  Any intellectual property involved in equipment, consumer products, services or solutions the parties develop through joint participation in projects shall be jointly owned and shared by the parties.

A fully executed copy of the MOU is attached hereto and incorporated by reference herein as Exhibit 99.1 to this Form 8-K.

Also as of August 12, 2010, ChinaTel and ZTE issued a joint press release announcing the signing of the MOU.  A copy of the press release is attached hereto and incorporated by reference herein as Exhibit 99.2 to this Form 8-K.

 Item 9.01                      Exhibits.

99.1	Memorandum of Understanding of Global Strategic Cooperation between China Tel Group, Inc. and ZTE Corporation.

99.2	Press Release

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Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: August 12, 2010	By: /s/George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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